As filed with the Securities and Exchange Commission on December 7, 2005.
Registration No. 333-129900

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ADAMS RESPIRATORY THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	75-2725552
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

425 Main Street
Chester, New Jersey 07930
(908) 879-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walter E. Riehemann, Esq.
Executive Vice President, Chief Legal and Compliance Officer
425 Main Street
Chester, New Jersey 07930
(908) 879-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:

J. Vaughan Curtis J. Mark Ray Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Patrick O’Brien Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
          This Amendment No. 2 to this Registration Statement is being filed solely to amend Part II and to file Exhibit 1.1 and Exhibit 5.1.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
          Estimated expenses payable in connection with the sale of the common stock in this offering are as follows:

SEC registration fee	$34,789
NASD filing fee	30,977
Printing and engraving expenses	185,000
Legal fees and expenses	225,000
Accounting fees and expenses	110,000
Transfer agent and registrar fees and expenses	25,000
Miscellaneous	100,000

Total	710,766

          We will bear all of the expenses shown above.

Item 14.	Indemnification of Directors and Officers.
          The Delaware General Corporation Law and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, our the best interests, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Please see our certificate of incorporation, which is filed as Exhibit 3.1 hereto and our bylaws, which are filed as Exhibit 3.2 hereto.
          We have entered into indemnification agreements with our officers and directors, a form of which is attached as Exhibit 10.19 hereto and incorporated herein by reference. The Indemnification Agreements provide our officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The purchase agreement filed as Exhibit 1.1 hereto provides that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act. Please see the form of purchase agreement filed as Exhibit 1.1 hereto.
          We currently maintain a directors’ and officers’ liability insurance policy.

Item 15.	Recent Sales of Unregistered Securities.
          Set forth below is information regarding shares of common stock and preferred stock we issued, and options and warrants we granted, within the past three years. Also included is the consideration, if any, we received for such shares, options and warrants and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which we claimed an exemption from registration.
          (a) Issuances of Capital Stock

          In January 2003, upon the exercise of warrants, we issued an aggregate of 1,654 shares of common stock at a price per share of $0.03 to accredited investors.
          In May 2003, upon the exercise of warrants, we issued an aggregate of 2,898 shares of common stock at a price per share of $0.03 to an accredited investor.
          In September 2003, upon the exercise of warrants, we issued an aggregate of 1,747,570 shares of common stock at a price per share of $0.03 to an accredited investor.
          In February 2004, upon the exercise of warrants, we issued an aggregate of 314,732 shares of common stock at a price per share of $0.03 to accredited investors.
          In May 2004, upon the exercise of warrants, we issued an aggregate of 3,467 shares of common stock at a price per share of $0.03 to an accredited investor.
          In June, July and August 2004, upon the exercise of warrants, we issued an aggregate of 569,692 shares of common stock at a price per share of $0.03 to accredited investors.
          In October 2004, upon the exercise of warrants, we issued an aggregate of 32,275 shares of common stock at a price per share of $4.13 to an accredited investor.
          In October and November 2004, upon the exercise of warrants, we issued an aggregate of 266,677 shares of common stock at a price per share of $0.03 to accredited investors.
          In February 2005, upon the exercise of warrants, we issued an aggregate of 6,122 shares of common stock at a price per share of $0.03 to accredited investors.
          In March 2005, upon the exercise of warrants we issued an aggregate of 10,968 shares of common stock at a price per share of $0.03 to accredited investors.
          In April and June 2005, upon the exercise of warrants, we issued an aggregate of 2,040,257 shares of common stock at a price per share of $0.03 to accredited investors.
          In April and June 2005, upon the exercise of warrants, we issued an aggregate of 235,170 shares of common stock at a price per share of $4.13 to accredited investors.
          In November 2005, upon the exercise of warrants, we issued an aggregate of 1,720 shares of common stock at a price per share of $0.03 to accredited investors.
          In the last three years, we have issued 534,674 shares of common stock upon the exercise of stock options with a weighted average exercise price of $2.53 per share.
          (b) Issuance of Series B Preferred Stock
          In March 2005, upon the exercise of warrants, we issued an aggregate of 75,939 shares of Series B Preferred Stock at a price per share of $4.56 to an accredited investor.
          In June 2005, upon the exercise of warrants, we issued an aggregate of 590,456 shares of Series B Preferred Stock at a price per share of $4.56 to accredited investors.
          (c) Issuances of Series C Preferred Stock
          Between May and August 2003, we issued an aggregate of $21,134,998 in 8% Convertible Notes, which converted into Series C Preferred Stock, together with warrants to purchase an aggregate of 4,636,494 shares of common stock at an exercise price of $0.03 per share to accredited investors, including PSBF, Tullis-Dickerson, EGI, and Merrill Lynch. In June 2004, we issued an aggregate of 4,849,047 shares of Series C Preferred Stock at a price per share of $4.56 to accredited investors, upon the conversion of the convertible secured promissory notes.
          (d) Stock Option Grants
          Between April 1, 2002 and July 20, 2005, we issued to employees, directors and consultants 2,704,456 shares of common stock upon the exercise of stock options at a weighted average exercise price of $1.71 per share under our 1999 Long-Term Incentive Plan. Between July 21, 2005 and November 30, 2005, we issued to employees and directors 859,326 shares of common stock upon the exercise of stock options at a weighted average exercise price of $18.14 per share under our 2005 Incentive Plan.
          (e) Restricted Stock Units
          Between July and November 2005, we issued to certain members of our board of directors 4,146 restricted stock units under our 2005 Incentive Plan.
          The issuance of stock options, restricted stock units and the common stock issuable upon the exercise of such options as described in this paragraph (d) of Item 15 were issued pursuant to written compensatory plans or arrangements with our employees, directors and consultants in reliance on the exemption provided by Rule 701 promulgated under the Securities Act. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.
          All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued shares of common stock described in this Item 15 included appropriate legends setting forth that the securities had not been registered and the applicable restrictions on transfer.
          (e) Warrants
          In addition to the warrants discussed above, in November and December of 2002 and January 2003, we issued warrants to purchase an aggregate of 331,256 shares of common stock at an exercise price of $0.03 per share to accredited investors, including EGI, Merrill Lynch, MJG Partners, PSBF, Tullis-Dickerson, and Talon.
          No underwriters were involved in the foregoing sales of securities. The securities described in this paragraphs (a), (b) and (c) of Item 15 were issued to a combination of foreign and U.S. investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering, to the extent an exemption from such registration was required. All purchasers of shares of our common stock described above represented to us in connection with their purchase that they were accredited investors and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.

Item 16.	Exhibits and Financial Statement Schedules.
          (a) Exhibits: The list of exhibits is set forth in beginning on page II-7 of this Registration Statement and is incorporated herein by reference.
          (b) Financial Statements Schedules: Schedule II — Valuation and Qualifying Accounts on page F-44 is incorporated herein by reference.

Item 17.	Undertakings.
          *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          *(i) We hereby undertake that:

•	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

•	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chester, New Jersey on December 7, 2005.

Adams Respiratory Therapeutics, Inc.

/s/ David P. Becker

By: David P. Becker
Its: Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Michael J. Valentino	Chief Executive Officer and Director (principal executive officer)	December 7, 2005

/s/ David P. Becker David P. Becker	Chief Financial Officer (principal financial and accounting officer)	December 7, 2005

* Steven A. Elms	Director	December 7, 2005

* Kirk K. Calhoun	Director	December 7, 2005

* Donald J. Liebentritt	Director	December 7, 2005

* John N. Lilly	Director	December 7, 2005

* Joan P. Neuscheler	Director	December 7, 2005

* Harold F. Oberkfell	Director	December 7, 2005

* William C. Pate	Director	December 7, 2005

Name	Title	Date

* Andrew N. Schiff, M.D.	Director	December 7, 2005

*/s/ David P. Becker David P. Becker Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description

1.1	—	Form of Underwriting Agreement
2.1	—	Agreement of Merger between Adams Respiratory Therapeutics, Inc. and Adams Merger Sub, Inc. dated June 1, 2005, filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
3.1	—	Certificate of Incorporation of Adams Respiratory Therapeutics, Inc., filed as Exhibit 3.1 to the Company’s Form 10-K filed on September 27, 2005, and incorporated herein by reference.
3.2	—	Bylaws of Adams Respiratory Therapeutics, Inc., filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
4.1	—	Specimen Stock Certificate of Adams Respiratory Therapeutics, Inc.’s Common Stock, par value $0.01 per share, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
4.2	—	Reference is made to Exhibits 3.1 and 3.2
4.3	—	Amended and Restated Registration Rights Agreement, dated July 9, 2001, by and between Adams Laboratories, Inc. and certain stockholders, filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
4.4	—	Series C Preferred Stock Registration Rights Agreement, dated May 19, 2003, between Adams Laboratories, Inc. and Tullis-Dickerson Capital Focus III, L.P., TD Origen Capital Fund, L.P., TD Lighthouse Capital Fund, L.P., EGI-Fund (02-04) Investors, LLC and Perseus-Soros BioPharmaceutical Fund, LP, filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
5.1	—	Opinion of Alston & Bird LLP
10.1	—	Lease Agreement dated April 1, 2004 between Adams Laboratories, Inc. and William J. Adams, Jr. for Adams Respiratory Therapeutics, Inc.’s office in Chester, New Jersey, filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.2†	—	Asset Purchase Agreement dated March 24, 2004 between Adams Laboratories, Inc. and Cardinal Health PTS, LLC, filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.3†	—	Exclusive Distribution Agreement dated April 1, 2004 between Adams Laboratories, Inc. and Cardinal Health PTS, LLC, filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.4†	—	Supply Agreement dated April 1, 2004 between Cardinal Health PTS, LLC and Adams Laboratories, Inc., filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.5	—	Commercial Services Agreement dated April 1, 2004 between Cardinal Health PTS, LLC and Adams Laboratories, Inc., filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.6	—	1999 Long-Term Incentive Plan, filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.7	—	Form of Award under the 1999 Long-Term Incentive Plan, filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.8	—	Adams Respiratory Therapeutics, Inc. Director Compensation Plan, filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.

Exhibit
Number		Description

10.9	—	Form of Awards under Adams Respiratory Therapeutics, Inc. Director Compensation Plan, filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.10	—	Adams Laboratories, Inc. Retirement Savings Plan, filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.11	—	Employment Agreement with Michael J. Valentino dated August 7, 2003, filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.12	—	Income Security Agreement with David P. Becker dated September 22, 2004, filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.13	—	Income Security Agreement with John Thievon dated September 22, 2004, filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.14	—	Income Security Agreement with Robert Casale dated September 22, 2004, filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.15	—	Income Security Agreement with Walter E. Riehemann dated September 22, 2004, filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.16	—	Income Security Agreement with Helmut H. Albrecht dated October 1, 2004, filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.17	—	Income Security Agreement with Susan Witham dated October 4, 2004, filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.18	—	Form of Indemnity Agreement between Adams Respiratory Therapeutics, Inc. and Directors and Certain Officers, filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.19	—	Sublease Agreement and Lessor Consent dated April 1, 2004 between Adams Laboratories, Inc., Cardinal Health PTS, LLC and The Estate of James Campbell, Deceased for Adams Respiratory Therapeutics, Inc.’s development and customer service operations in Ft. Worth, Texas, filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.20	—	Settlement Agreement dated January 14, 2005 by and among Adams Laboratories, Inc., Carolina Pharmaceuticals, Inc. and Cornerstone Biopharma, Inc., filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.21	—	Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan, filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.22	—	Form of Restricted Stock Award under Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan, filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.23	—	Form of Incentive Stock Option Award under Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan, filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.
10.24	—	Form of Non-Statutory Stock Option Award under Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan, filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123585), and incorporated herein by reference.

Exhibit
Number		Description

10.25	—	Agreement dated October 31, 2005 between WR&E – Chester, LLC and Adams Respiratory Therapeutics, Inc. for office space in Chester, New Jersey, filed as Exhibit 10.1 to the Company’s Report on Form 8-K dated November 3, 2005, and incorporated herein by reference.
14	—	Code of Business Conduct and Ethics, filed as Exhibit 14 to the Company’s Form 10-K filed on September 27, 2005 and incorporated herein by reference.
21	—	Subsidiaries, filed as Exhibit 21 to the Company’s Form 10-K filed on September 27, 2005 and incorporated herein by reference.
23.1	—	Consent of Alston & Bird LLP (Included in Exhibit 5.1)
23.2	—	Consent of Ernst & Young LLP**
24.1	—	Power of Attorney (included in Part II of this registration statement)**

*	To be filed by amendment.

**	Previously filed.

†	Portions of the exhibit have been omitted pursuant to a request for confidential treatment. The confidential portions have been filed with the SEC.